UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2009

LIGHTSCAPE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30299
(Commission File Number)

98-0217653
(IRS Employer Identification No.)

18/F., 318 Hennessy Road, W Square, Wanchai, Hong Kong
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (852) 2546-1808

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(b) Departure of Director

On May 15, 2009, Francis Man Chung Wong resigned as a member of our company’s board of directors, as a member and the chairperson of the audit committee of our company’s board of directors, as a member of the nominating and corporate governance committee of our company’s board of directors, and as a member of the compensation committee of our company’s board of directors. There were no disagreements among Francis Man Chung Wong, our company or our company’s board of directors on any matter relating to our company’s operations, policies or practices and there were no disagreements on any matter relating to the resignation of Francis Man Chung Wong as a director of our company.

Item 5.02(d) Appointment of Director

Accepting a nomination put forth by the nominating and corporate governance committee of our company’s board of directors, and pursuant to a directors’ consent resolution dated May 15, 2009, our company resolved to appoint one additional director to our board of directors. Immediately prior to the appointment of the additional director, our board of directors operated with four directors.

Our bylaws state that the number of directors may from time to time be increased or decreased to not less than one nor more than fifteen by action of our board of directors. Pursuant to a directors’ consent resolution dated December 9, 2004, our company set the number of directors of our company at not less than one and not more than ten.

Following the resignation of director Francis Man Chung Wong, our company operated with six vacancies on the board of directors. Accordingly, our board of directors unanimously appointed Alfred Lee Ming Sung to our board of directors on May 15, 2009 in accordance with the provisions of our bylaws and in accordance with the laws of the State of Nevada.

Our board of directors has judged and affirmatively determined that Alfred Lee Ming Sung meets the definition of independent director (1) as that term is defined in Item 407(a) of Regulation S-K and the rules and regulations promulgated by the Securities and Exchange Commission thereunder; and (2) as that term is defined in Rule 4200(a)(15) of the NASDAQ Stock Market Rules.

Committees of the Board of Directors

Alfred Lee Ming Sung has been named to the audit committee, the nominating and corporate governance committee, and the compensation committee of our company’s board of directors. Alfred Lee Ming Sung has been appointed as the chairperson of the audit committee by unanimous consent resolution by our directors on May 15, 2009.

Our board of directors has judged and affirmatively determined that Alfred Lee Ming Sung: (1) meets the definition of an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K and the rules and regulations promulgated by the Securities and Exchange Commission thereunder; (2) has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in his financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities; (3) meets the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934; (4) has not participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years; and (5) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Apart from the appointment of Alfred Lee Ming Sung to the audit committee, the nominating and corporate governance committee, the compensation committee and as the chairperson of the audit committee, there are no other definitive arrangements that have been made regarding committees of our company to which the newly appointed director is expected to be named.

Prior Arrangements and Understandings

There were no arrangements or understandings between the newly appointed director Alfred Lee Ming Sung and any other persons pursuant to which such individual was selected as a director of our company.

Transactions with Related Persons

The newly appointed director Alfred Lee Ming Sung has not had any direct or indirect material interest in any transaction during the last two years, or in any proposed transaction, to which our company was or is to be a party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSCAPE TECHNOLOGIES INC.

By:   /s/ Bondy Tan
        Name: Bondy Tan
        Title: President and Chief Executive Officer
        Dated: May 21, 2009